SECURITIES AND EXCHANGE COMMISSION

                       ==================================



                          AMENDMENT NO. 2 TO FORM SB-2



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ==================================

                             UNIVERSAL FLIRTS, CORP.
              (Exact Name of Small Business Issuer in its Charter)

        DELAWARE                                              20-1198142
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                                Classification Code)

                          142 Mineola Avenue, Suite 2-D
                         Roslyn Heights, New York 11577
                                 (516) 359-5619
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                 Darrell Lerner
                          142 Mineola Avenue, Suite 2-D
                         Roslyn Heights, New York 11577
                                 (516) 359-5619
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE




                                            Amount to be    Proposed Maximum  Proposed Maximum
                                            Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                                      Offering Price    Offering Price     Registration fee
Securities to be Registered                                 per share

Common Stock, par value $0.001              1,939,000        $0.05            $ 96,950           $ 12.28

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.




PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 19, 2004



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                             UNIVERSAL FLIRTS, CORP.
                                1,939,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,939,000 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The Purchase Of The Securities Offered Through This Prospectus Involves A High Degree Of Risk. You Should Carefully Consider The Factors Described Under The Heading "Risk Factors" Beginning On Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The Date Of This Prospectus Is: October 19, 2004

                                TABLE OF CONTENTS



PAGE

Summary Financial Data Schedule                                               1

RISK FACTORS                                                                  2

Use of Proceeds                                                               5

Determination of Offering Price                                               6

Dilution                                                                      6

Selling Shareholders                                                          7

Plan of Distribution                                                          8

Legal Proceedings                                                             9

Directors, Executive Officers, Promoters and Control Persons                  9

Security Ownership of Certain Beneficial Owners and Management                9

Description of Securities Interests of Named Experts and Counsel             10

Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                  12

Organization Within Last Five Years                                          12

Description of Business                                                      12

Plan of Operation                                                            15

Description of Property                                                      18

Certain Relationships and Related Transactions                               19

Market for Common Equity and Related Stockholder Matters                     19

Executive Compensation                                                       20

Available Information                                                        20

Index to Financial Statements                                                F


================================================================================

                                ABOUT OUR COMPANY



We were incorporated under the laws of the State of Delaware on May 25, 2004. On June 1, 2004, we obtained all of the shares of Universal Flirts, Inc., a New York corporation, from Darrell Lerner, the sole shareholder of Universal Flirts, Inc. pursuant to a Stock Purchase Agreement and Share Exchange between Universal Flirts, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, Universal Flirts, Inc. became our wholly owned subsidiary. Now, through our subsidiary, we own and operate an online dating service. Mr. Lerner is our sole officer and director, as well as our controlling stockholder. We currently have no other employees, although we utilize three consultants and a programmer, who are paid on an hourly basis.


Our subsidiary, Universal Flirts, Inc. was incorporated on August 22, 2003, and launched its first website, www.Americanflirts.com, in late 2003. American Flirts is an online dating service dedicated to helping American Singles find love and romance. We presently offer complete access to all of the sites features for free. Although we cater towards American singles, singles from all over the world are welcome to use our service. Singles can register for free and gain access to all features offered by American Flirts including personal ads, instant messaging, advanced search features, hot lists, cupid report, instant flirts, public or private photos (for members you specify can view them), and e-mail. A new and unique American Flirts feature is the "hotties" section, which lists the most popular singles by state.

We have generated $34.35 in revenues since our inception, and we have a total accumulated deficit of $50,793. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (May 25, 2004) through June 30, 2004 are derived from our audited financial statements.

                                       From Inception-
                                     August 23, 2003 through
                                        September 30, 2004

STATEMENT OF OPERATIONS


Revenues                                        0
Net Income                                (50,793)
Total Operating Expenses                   50,793
Accumulated Deficit                       (50,793)



                                            As of
                                        September 30, 2004

BALANCE SHEET DATA

Cash                                       46,918
Total Assets                               58,407
Total Liabilities                          13,250
Stockholders' Equity (Deficiency)          45,157




                              WHERE YOU CAN FIND US

Our corporate offices are located at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York 11577. Our telephone number is (516) 359-5619. We have an Internet website located at www.AmericanFlirts.com.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.


We were incorporated in Delaware in May of 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $25,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.


OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.


Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has only generated $34.35 in revenues to date. We have incurred a net loss of $50,793, and an accumulated deficit of $50,793. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.


OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DARRELL LERNER, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Darrell Lerner, our sole officer and director. We currently do not have an employment agreement with Mr. Lerner. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

DARRELL LERNER'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Darrell Lerner beneficially owns approximately 82% of our common stock. Accordingly, for as long as Mr. Lerner continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SOLE OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF ANOTHER COMPANY WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.


Our sole officer, Darrell Lerner has a conflict of interest in that he is 100% owner and an officer and director of eTwine.com, a website that focuses on social networking, event planning and management features. It is possible that there may be a conflict of interest in providing the same management services to two companies. Mr. Lerner is also a registered representative of PMG Securities Corp., a registered broker-dealer. It is possible that although Mr. Lerner plans on devoting at least 40 hours a week to our business, the time he must spend on his duties to the other companies may delay our operations and may reduce our financial results because of the slow down in operations.

Darrell Lerner's ownership of eTwine.com may be a conflict of interest as eTwine.com may become a competitor in our industry.

Darrell Lerner owns 100% of eTwine.com, a website that offers social networking, event planning and management features. Currently, eTwine.com is a website that allows people to socialize on an international level. Although we market our services to a different target audience, eTwine.com may compete with our services and reduce our membership, which may reduce our financial results.


OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN INTERNET DATING COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online dating industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the online dating industry. There are numerous other online dating companies that currently offer similar services, that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We currently have 2189 members. We will only be able to attract advertisers to our web site and possibly begin to generate advertising revenues if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY MONTHLY FEES FOR OUR SERVICES, ALTHOUGH WE CURRENTLY ALLOW OUR CUSTOMERS TO UTILIZE OUR SERVICES FOR FREE. IF OUR USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

We do not currently charge our members to utilize our services. However, in order to implement our business plan, we will require our users to pay monthly fees for the use of our services. We cannot guarantee that either our current users or prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, we will be forced to suspend and possible cease all operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.05 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Universal Flirts, Corp. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE


Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement held in June 2004 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS


Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,939,000 shares of our common stock held by 46 shareholders. Such shareholders include the holders of the share sold in our Regulation D Rule 506 offering in June 2004. In addition, included in that amount are 5,000 shares received by David Liss, 8,000 shares received by Mark Belletiere, and 5,000 shares received by Judy Alpert pursuant to consulting agreements and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933, and 250,000 shares issued to Anslow & Jaclin, LLP for legal services rendered to us and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. We are also registering a total of 200,000 shares of our common stock held by Darrell Lerner, our sole officer and director.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 19, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                          Shares of
Name of selling stockholder           Shares of common      common        Shares of common  Percent of
                                     Stock owned prior    stock to be     stock owned       common stock
                                       to offering           sold         after offering    owned after offering
--------------------------------------------------------------------------------------------------------------
Judy Alpert (1)                           5,000            5,000                    0                0
AM&PM, LLC (2)                            5,000            5,000                    0                0
Anslow & Jaclin, LLP (3)                250,000          250,000                    0                0
Mark Belletiere (4)                       8,000            8,000                    0                0
Melvin Bernstein                         10,000           10,000                    0                0
Alison Bernstein                         90,000           90,000                    0                0
Alice Bolocan                            20,000           20,000                    0                0
David Bolocan                            10,000           10,000                    0                0
Angelo Cipriano                           5,000            5,000                    0                0
Rodney Cutler                            20,000           20,000                    0                0
Gregory Frantz                            5,000            5,000                    0                0
David Gavrin                             50,000           50,000                    0                0
Drew Goldberg                            60,000           60,000                    0                0
Alan Golomb                              10,000           10,000                    0                0
Emily Hamamoto                           20,000           20,000                    0                0
Michael Hartman                          40,000           40,000                    0                0
Thelma Hartman                           40,000           40,000                    0                0
Robert Hartman                           40,000           40,000                    0                0
Danielle Hartman                         40,000           40,000                    0                0
Mary Hartman                             40,000           40,000                    0                0
Cynthia A. Indelicato                     5,000            5,000                    0                0
William & Shirley Lau                    10,000           10,000                    0                0
Darrell Lerner                        9,000,000          200,000            8,800,000            81.94%
David Liss (5)                            5,000            5,000                    0                0

Andrew Meyers (6)                        10,000           10,000                    0                0

Philip D. Mazzella                        8,000            8,000                    0                0
Martin Miller                            90,000           90,000                    0                0
Dolores Miller                          100,000          100,000                    0                0
Dolores Miller                            5,000            5,000                    0                0
a/c/f Dillion Engel
Juan C. Morales                           5,000            5,000                    0                0
Karen Pasteressa                          5,000            5,000                    0                0
a/c/f Samantha Pasteressa
Roberta & Robert Riesenberg             100,000          100,000                    0                0
Sheldon Shalom                           10,000           10,000                    0                0
Victor Shalom                             5,000            5,000                    0                0
Cecilia Soh                              10,000           10,000                    0                0
James Supple                            180,000          180,000                    0                0
Mary Supple                              20,000           20,000                    0                0
Beth Sussman                            100,000          100,000                    0                0
Meg Sussman                             100,000          100,000                    0                0
Amy Sussman                             100,000          100,000                    0                0
Billy Tsim, Tak Piu                      10,000           10,000                    0                0
Eric Tjaden                               8,000            8,000                    0                0
James Tubbs                              40,000           40,000                    0                0
Richard V. Volpe                          5,000            5,000                    0                0
Jeffrey Wenzel                           40,000           40,000                    0                0
Richard J. Zapolski                       5,000            5,000                    0                0

(1) Judy Alpert received these shares in exchange for consulting services. She is an artist/art teacher who will help with art and design related matters on the website, brochures, advertisements etc.

(2) AM & PM, LLC is controlled by Andrew Meyers, who is also a subscriber in the private placement as an individual.

(3) Anslow & Jaclin, LLP is controlled by Richard Anslow and Gregg Jaclin, our legal counsel. They received these shares in exchange for legal fees.

(4) Mark Belletiere received these shares in exchange for consulting services. He is a CPA and will assist internal financial record keeping and preparing financial projections.

(5) David Liss received these shares in exchange for consulting services. He is an NYC bar/lounge manager and formerly owned his own restaurant. He will assist with planning live parties and events.

(6) This amount includes the 5,000 shares that Mr. Meyers controls under AM & PM, LLC.

To our knowledge, except for Darrell Lerner, our sole officer and director, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

Darrell Lerner holds a series 7 and 66 license and is a registered representative with PMG Securities Corp., a registered broker/dealer. He currently devotes less than one hour per week to PMG Securities Corp.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o    through direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. Neither Darrell Lerner nor PMG Securities Corp. will receive any discounts, concessions or commissions in connection with this offering.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our sole executive officer and director and his age as of October 19, 2004 is as follows:


NAME                            AGE        POSITION
----                            ---        -------------------------------

Darrell Lerner                   30        President, Chief Executive Officer,
                                           Chief Financial Officer, Chairman
                                           of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

DARRELL LERNER is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. Darrell has extensive experience with the start-up process as well as with all aspects of operating and maintaining a public company. Darrell currently also runs a website eTwine.com which offers social networking, event planning and management features. Darrell was the President and Chief Executive Officer of Relocate411.com, Inc. from January 2000 to May 2004. For 3 years Darrell served as CEO of FantasySports Net, Inc. ("FSN"), an interactive fantasy sports site that he founded in 1998. FSN created and ran nationwide fantasy sports games for itself and for known partners including WFAN Sports Radio in NY and Daily Racing Form. The company had approximately 12 employees and endorsement deals with Hall of Fame athletes Johnny Bench, Bill Walton, John Davidson, as well as Dr. Ruth Westheimer. Darrell has also been involved in various capacities with several other Internet start-ups and public companies. Darrell holds a law degree from Hofstra University and is a Cum Laude graduate of the same university with an undergraduate degree in Business Administration/Finance. Additionally, Darrell maintains a Series 7 license (General Securities Representative) and Series 66 license (Investment Advisory Representative), as well as various insurance licenses.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 19, 2004, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                         Name and Address           Amount and Nature            Percent
Title of Class        of Beneficial Owner         of Beneficial Owner           of Class
--------------        -------------------         -------------------           --------

Common Stock          Darrell Lerner                   9,000,000                  83.81%
                      141 Great Neck Road, Apt. 2H
                      Great Neck, NY 11021


Common Stock          All executive officers           9,000,000                  83.81%
                      and directors as a group


The percent of class is based on 10,739,000 shares of common stock issued and outstanding as of October 19, 2004.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of October 19, 2004, 10,739,000 shares of common stock are issued and outstanding and held by 46 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.


Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 250,000 shares of our common stock which is being registered as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS


We were incorporated on May 25, 2004 in the State of Delaware. Our wholly-owned subsidiary, Universal Flirts, Inc. was organized as a corporation in the State of New York on August 22, 2003. On June 1, 2004, we acquired all of the shares of Universal Flirts, Inc., from Darrell Lerner, the sole shareholder in consideration for the issuance of 8,500,000 shares of our common stock to the Universal Flirts, Inc. shareholders pursuant to a Stock Purchase Agreement and Share Exchange between Universal Flirts, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, Universal Flirts, Inc. became our wholly owned subsidiary. The purpose for this reorganization with Universal Flirts, Inc. was to obtain an operating company which we believed has a successful business plan.

                             DESCRIPTION OF BUSINESS

General


We were incorporated under the laws of the State of Delaware on May 25, 2004. We commenced operations for the purposes of evaluating, structuring, and completing a merger with or acquisition of, prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On June 1, 2004, we acquired all of the shares of Universal Flirts, Inc., a New York corporation, from Darrell Lerner, the sole shareholder, in consideration for the issuance of 8,500,000 shares of our common stock to the Universal Flirts, Inc. shareholder pursuant to a Stock Purchase Agreement and Share Exchange between Universal Flirts, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, Universal Flirts, Inc. became our wholly owned subsidiary. Until this reorganization our activities had been limited to actions related to our organization, and we conducted virtually no business operations.

Now, through our subsidiary, we own and operate an online dating service.

Our subsidiary, Universal Flirts, Inc. was incorporated on August 22, 2003, and launched its first website, www.Americanflirts.com, in late 2003. American Flirts is an online dating service dedicated towards helping all American singles find love and romance, and presently offers complete access to all of the site's features for free. Although we cater towards American singles, singles from all over the world are welcome to use our service. Singles can register for free and gain access to all features offered by American Flirts including personal ads, instant messaging, advanced search features, hotlists, cupid report, instant flirts, public or private photos (only for members you specify to view) and e-mail. A new and unique American Flirts feature is the "hotties" section, which lists the most popular singles by state.

We hope to benefit from the recent success that online dating industries have had. According to Michael Zimbalist, executive director of Online Publishers Association, a trade organization of online media companies, "for the full year of 2002, the personals and dating category was the largest single paid content category overall," as noted on FoxNews.com in an article entitled "Online Dating Is Net Success." (www.foxnews.com/story/0,2933,87256,00.html, May 21, 2003, p.
1)


In addition to AmericanFlirts.com, Universal Flirts has also secured the following domain names for expansion:

     * UniversalFlirts.Com - General site aggregating the standard members from partner sites. We will use this domain name to construct a site that will serve as the primary site database and location for integrating the member bases of companies that we build online dating sites for. We expect this site to be fairly generic in content as it must appeal to members of all different age groups, ethnicities, backgrounds, and locations.


     * UniversityFlirts.Com - Geared towards college students. We will implement several features designed to make this site appeal specifically to college students including:

          -    All profiles will list the college that the user is attending;

          -    Advanced Search Tool will allow users to search for members who attend a particular college or colleges within an overall advanced search; and

          - Registration Form & Profiles will be altered to add fields relevant specifically to college students including year of graduation and fraternity/sorority.

     * CasualFlirts.com and/or Discreet Flirts.com - "Edgier" site catering to a more "adults only" audience. Here we will create a site that serves as a tool for members to make connections and find partners for dating, romance, and a variety of personal encounters. To help members find a match, we offer several features which will narrow a search so that users can find exactly the kind of match they are looking for. This site will be devoted to those who are interested in advancing to personal encounters soon after initial contact, rather than exchanging a series of emails or slowly getting to know one another over a period of time.

On a very limited budget, and with no money spent on advertising, we have generated 2,189 members. The majority of our member base has been obtained from two sources: search engine results and links placed in online dating directories via link exchange programs. Online dating directories have link exchange programs whereby they list AmericanFlirts.com in their directory in exchange for placing a link to their directory on our site. The links to these other directories can be found under the "Links" section of the AmericanFlirts.com website. There are no costs involved with any of the link exchange programs that we have participated in. We have just completed a private placement in which we have raised $ 73,550 to devote primarily to advertising, working capital, and site enhancements, as well as professional fees, thereby giving us the opportunity to gain members at a faster rate, further differentiate and brand our product, and ultimately generate revenue through membership fees and advertising income.

We began generating revenue on September 28, 2004 through the implementation of Google's AdSense Program. Google AdSense(TM) delivers ads targeted to our content pages and, by adding Google WebSearch to our site, AdSense delivers targeted ads to our search results pages too. At no cost to us, we are paid a minimal amount every time a user clicks on one of the targeted ads on our site. As of October 19, 2004, we have generated a total of $34.35 as a result of our participation in Google's AdSense program.

In subsequent phases of operations, we anticipate generating additional revenue from the following sources(further discussed in our "Management Discussion and Analysis" section below):


     o    Subscription fees from website members - a "pay" model

     o Implementing a model whereby we build a custom look and feel online dating site for other sites with large member bases, integrate their subscribers into our database, and share revenues

          This model would apply to any website that currently possesses a large user base, but does not have an online dating application on its website or an affiliation with any such entity. Newspapers, magazines, or even websites for popular music groups may consider this type of relationship because we could offer them the ability to generate revenue from their current member base through an online dating application for little or no cost. We would provide them with the online dating application and design, program the site, and handle all administration and technical aspects of the feature. An example of a company presently employing this model is Spring Street Networks (http://www.springstnet.com/spring.asp).

     o Leveraging our member base by throwing parties and other offline events for singles in major cities

Since inception, we have spent a total of $5,000 on research and development costs to develop our website.

We currently are not involved in or contemplating any acquisition or merger with any business or company in which our promoters, shareholders, management, or affiliates or associates directly or indirectly, have an ownership interest. However, the potential exists for a business combination with eTwine.com which offers complimentary services and which management has an interest in. Such a business combination with eTwine.com would benefit our shareholders by increasing our value by offering a superior product and increasing the size of our member base. ETwine.com has several features that our website does not have such as social networking and blogs; therefore, the combination would increase the overall product offering.

Marketing

We expect to implement a comprehensive marketing plan in the fourth quarter of 2004, focusing primarily in the areas of Keyword Advertising and Sponsored Links through targeted keyword programs that employ a "cost-per-click" model such as Google, Overture, and Findwhat. In these programs, we will create advertisements for AmericanFlirts.com that will appear at the top of search results for particular keywords. In a cost-per-click model, we pay a fee (generally 5 to 10 cents or greater) each time the ad is clicked. When the ad is clicked, the user is taken directly to the AmericanFlirts.com homepage. We will also continue to devote resources to link exchange programs where we can create additional links for americanflirts.com in online dating and online personals directories throughout the web. Link exchange programs are generally free and involve only placing a link of the partner sites on our website in the "links" section in return for placement of a link to AmericanFlirts.com in their directory. These programs serve to increase our exposure to potential new members.

Another area that we will continue to vigorously pursue as part of our marketing and branding program is search engine placement. We have gone to great lengths to optimize the website for priority search engine placement and are seeing our efforts paying off as we are now on the front page of search results listings on several major search engine sites under the keyword "American singles." On MSN.com, americanflirts.com is presently in the sixth position on the front page of search results for that keyword.

Search engine placement is generally determined by several factors including the number of links to a website and the text and page content on a website. The more links there are to a site on the internet, the more advantageous it is for search engine placement. In terms of page content, search engines analyze the content of each page and the text and keywords in order to generate results that most match a user's search query. We have devoted a great deal of time to expanding the number of links to AmericanFlirts.com as well as to editing the text throughout the site to try to make it as relevant as possible for searches related to our industry.

By continuing to work to optimize the site, and by increasing the number of links to the site, we feel that we can receive better and better search results and search engine saturation, which in turn directs more traffic to our website.

Competition

We believe that our primary competition is from other online dating services. There are approximately 30 to 50 major online dating websites, and several hundred sites overall. Based on membership totals, we are a small site in the industry. Presently the market is very segmented with Match.Com widely considered the industry leader. Match.com's personals claim more than 800,000 paying subscribers and more than 10 million members with profiles posted or who are active users. Other big players include Yahoo!, Date.Com, Matchmaker.Com, MatchNet plc. and Udate.com. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign. We also believe that the industry offers substantial room for growth as the internet becomes more of an acceptable tool for finding a mate.

Employees

We currently have one full-time employee. We also pay three consultants and a computer programmer for their work on an hourly basis.


Judy Alpert is an artist/art teacher who will help with art and design related matters on the website, brochures, advertisements etc. We will seek her assistance and recommendations with design and graphics on a planned website upgrade this fall. We also anticipate calling upon her to design various advertisements, flyers, and promotions in conjunction with offline events when we begin holding them.

Mark Belletiere is a Certified Public Accountant and will assist internal financial record keeping and preparing financial projections. We will call upon him to assist us with our financial controls, and setting up any related accounting software programs, as well as for preparing financial projections and financial data in conjunction with any future business plans or investor presentations.

David Liss is presently the manager of a bar/lounge located in New York City and formerly owned his own restaurant in Long Island, New York. David is very familiar with the bar and restaurant industry and has extensive experience setting up private events at bars and clubs. He will be called upon to assist with the planning, structuring, and execution of live parties and events for us.



                       MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

     * Prepare and execute a marketing plan to increase our member base. We presently have 2189 members and have spent no money on advertising to date. The majority of our member base has been obtained from two sources: search engine results and links placed in online dating directories via link exchange programs. We anticipate that within thirty to sixty days, a comprehensive marketing plan will be developed. We expect to spend approximately $5,000 on marketing in the fourth quarter of 2004, primarily in the areas of Keyword Advertising and Sponsored Links through Google, FindWhat, and other similar targeted keyword programs that employ a "cost-per-click" model. We will continue to devote resources to link exchange programs where we can create additional links for americanflirts.com in online dating and online personals directories throughout the web.

          Another area that we will continue to vigorously pursue as part of our marketing and branding program is search engine placement. We have gone to great lengths to optimize the search for priority search engine placement and are seeing our efforts paying off as we are now on the front page of several major search engine sites under the keyword "American singles." On MSN.com, americanflirts.com is presently in the sixth position on the front page of search results. By continuing to work to optimize the site, and by increasing the number of links to the site, we feel we can receive better and better search results and search engine saturation, which in turn directs more traffic to the website.

     * In ninety days we anticipate implementing a major upgrade to the Americanflirts.com website. We have already had some initial discussions with our primary programmer about enhancements that can be made to the website including an improved instant messenger feature. We believe these enhancements can be made for between $1,000 and $2,000.

     * In the fourth quarter of 2004 we expect to begin developing additional websites that will fall under the "Universal Flirts" banner. We presently own the following domain names: Americanflirts.com, Universalflirts.com, Universityflirts.com, Casualflirts.com, and Discreetflirts.com. While keeping the look and feel of Americanflirts.com, we hope to launch several other websites designed to cater to different niches of the dating world. We believe we can launch one to three additional websites within six to nine months for a cost of $5,000 to $10,000. We will focus on the sites related to the domain names that we presently own, as well as any other niche areas that we feel are underdeveloped in the online dating industry.

     * By early 2005 we hope to implement an affiliate partnership program whereby we will have the ability to create online dating sites for partners on a revenue- share basis. The sites would use our software, but be customized to reflect the look and feel of the partner company. We will seek to form partnerships with companies that have a large existing member base from which we can draw members. Costs and revenues associated with this program will be determined on a case-by-case basis.

     * By early 2005 we hope to be able to hire a programmer on a dedicated basis in order to execute our plans for additional websites and partnerships in a more expedient manner. We anticipate paying either an annual salary, or hourly fee to a dedicated programmer depending upon the workload required.

     * We hope to convert our website(s) to a subscription-based pay model in early to mid 2005, or at such time as our member base has grown to the point where it can support the implementation of a pay model. Our decision to convert to a pay model is dependent upon a variety of factors within the overall member total. Such factors include how much activity there is on the site, as well as the success and popularity of new features we add in the coming months. We will begin considering imposing subscription fees for our services when our member base reaches the 5,000-10,000 member range. Americanflirts.com is already configured to accept credit cards and to be a pay site, so such a conversion will only require a credit card processor. It is anticipated that member subscriptions will be the primary source of revenue generation for Universal Flirts in the future.

     * In early 2005 we hope to be able to begin offering offline events and speed dating events. Such events would be local and likely begin in the New York City area. These events would generate revenue from an admission fee. The implementation of these events is dependent upon the growth of the member base as we will only begin hosting events at such a time as our member base is large enough to support a full turnout. We do not anticipate any material costs associated with hosting events, as advertising will be done through the website and via emails to our members; and we would seek facilities that are willing to operate on a revenue share arrangement with us thereby eliminating any upfront costs.

We currently have enough cash to satisfy our minimum cash requirements for the next twelve months to maintain our operations. However, we may require additional funds to increase marketing, to expand operations, and for further development of our website. No significant purchases of equipment are anticipated; however, a substantial surge in traffic and/ or membership could necessitate the purchase of additional servers.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York 11577. This office space is subleased to us for $300 per month from Byron Lerner, the father of Darrell Lerner, our sole officer and director. We believe that this space is sufficient and adequate to operate our current business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


We currently use space at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York 11577. We sublease such space for $300 per month from Byron Lerner, the father of Darrell Lerner, our sole officer and director.

On June 1, 2004, we obtained all of the shares of Universal Flirts, Inc., a New York corporation, from Darrell Lerner, our sole officer and director, in consideration for the issuance of 8,500,000 shares of our common stock to Darrell Lerner, the sole Universal Flirts, Inc. shareholder pursuant to a Stock Purchase Agreement and Share Exchange between Universal Flirts, Inc. and us. Using the 5 cent per share price that was used for the private placement, Universal Flirts, Inc. was valued at $425,000. Americanflirts.com had approximately 1800 members at the time of the reorganization which would conservatively value each non-paying user at $235 per member in conjunction with the value of the software and the overall website. Based on industry metrics we felt this was a fair and conservative valuation to place on the company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock


There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.


Holders of Our Common Stock

As of the date of this registration statement, we had 46 registered shareholders.

Rule 144 Shares


As of July 26, 2004, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 1, 2005, 9,000,000 shares owned by Mr. Darrell Lerner will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2005, the 1,471,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

After June 2005, the 250,000 shares held by Anslow & Jaclin, LLP and the will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2005, the 5,000 shares held by Judy Alpert, the 8,000 shares held by Mark Belletiere, and the 5,000 shares held by David Liss for consulting services will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 10,739,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October 19, 2004.


                        ANNUAL COMPENSATION                                            LONG TERM
COMPENSATION
                                                                     RESTRICTED OPTION
                                                 OTHER ANNUAL        STOCKS/PAYOUTS         SARS     LTIP        ALL OTHER
NAME             TITLE     YEAR  SALARY   BONUS  COMPENSATION           AWARDED             ($)   COMPENSATION   COMPENSATION
----             -----     ----  ------   -----  ------------           -------             ----- ------------   ------------

Darrell Lerner  President  2004  $18,000(1)    0          0           500,000 shares          0             0          0
                CEO and                                               of common stock (2)
                Chairman

(1) We currently pay our sole officer and director a monthly sum of $1,500 per month as salary and to cover various business related expenses.


(2) The 500,000 shares issued to Darrell Lerner are valued at $.001 per share, for a total value of $500.


Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Darrell Lerner, our Chief Executive Officer, President, and Chairman of the Board of Directors.

                             AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                         UNIVERSAL FLIRTS CORP.
                     (a development stage company)

                          FINANCIAL STATEMENTS

                        As Of September 30, 2004





INDEPENDENT AUDITORS REPORT                                  F-1

BALANCE SHEET                                                F-2

STATEMENT OF OPERATIONS                                      F-3

STATEMENT OF STOCKHOLDERS' EQUITY                            F-4

STATEMENT OF CASH FLOWS                                      F-5

FINANCIAL STATEMENT FOOTNOTES                                F-6

Gately & Associates, LLC
1248 Woodridge Court
Altamonte Springs, FL 32714
(407) 341-6942


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
The Board of Directors and Shareholders
Universal Flirts Corp.

Gentlemen:

         We have audited the accompanying balance sheet of Universal Flirts Corp. (a development stage company) as of September 30, 2004 and December 31, 2003 and the related statements of operations, stockholder's equity and cash flows for the nine months ending September 30, 2004, from August 23, 2003 through December 31, 2003 and from inception (August 23, 2003) through September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

         We conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Flirts Corp. as of September 30, 2004 and December 31, 2003 and the results and its cash flows for the nine months ending September 30, 2004, from August 23, 2003 through December 31, 2003 and from inception (August 23, 2003) through September 30, 2003 in conformity with U.S. generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC
Altamonte Springs, Florida
October 11, 2004


                                              UNIVERSAL FLIRTS CORP.
                                          (a development stage company)
                                                   BALANCE SHEET
                                  As of September 30, 2004 and December 31, 2003


                                                       ASSETS
                                                       ------

CURRENT ASSETS                                                                                    9/30/2004      12/31/2003
--------------                                                                                ------------------------------
            Cash                                                                                $     46,918     $        -
                                                                                              ------------------------------

                        Total Current Assets                                                          46,918              -

PROPERTY AND EQUIPMENT
----------------------

            Internet Website                                                                           8,500          8,500
            Computer equipment and software                                                            3,039              -
            Less accumulated depreciation                                                                (50)             -
                                                                                              ------------------------------

                        Total Property and Equipment                                                  11,489          8,500

                        TOTAL ASSETS                                                            $     58,407     $    8,500
                                                                                              ==============================


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
-------------------

            Accounts payable                                                                    $          -     $        -
            Accrued expenses                                                                          13,250          2,500
                                                                                              ------------------------------

                        Total Current Liabilities                                                     13,250          2,500

LONG-TERM LIABILITIES
---------------------

            None                                                                                           -              -
                                                                                              ------------------------------

                        TOTAL LIABILITIES                                                             13,250          2,500
                                                                                              ------------------------------

STOCKHOLDERS' EQUITY
--------------------

            Common Stock, $.001 par value
                Authorized: 100,000,000 Issued: 10,348,000 and 8,500,000                              10,739          8,500
            Additional paid in capital                                                                85,211
            Preferred stock, $.001 par value
                Authorized: 10,000,000    Issued: none                                                     -              -
            Accumulated deficit                                                                      (50,793)        (2,500)
                                                                                              ------------------------------

                        Total Stockholders' Equity                                                    45,157          6,000
                                                                                              ------------------------------

                        TOTAL LIABILITIES AND EQUITY                                            $     58,407     $    8,500
                                                                                              ==============================



   The accompanying notes are an integral part of these financial statements.

                                      F-1



                                                     UNIVERSAL FLIRTS CORP.
                                                 (a development stage company)
                                                    STATEMENT OF OPERATIONS
                                      For the nine months ending September 30, 2004, from
                                        August 23, 2003 through December 31, 2003 and
                                  from inception (August 23, 2003) through September 30, 2004


                                                                                                                  FROM
                                                                                9/30/2004       12/31/2003     INCEPTION
                                                                              --------------- ------------------------------

REVENUE                                                                         $          -     $         -     $        -
-------

COST OF SERVICES                                                                           -               -              -
----------------
                                                                              --------------- ------------------------------

GROSS PROFIT OR (LOSS)                                                                     -               -              -
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                                                   48,293           2,500         50,793
-----------------------------------
                                                                              --------------- ------------------------------

OPERATING INCOME                                                                     (48,293)         (2,500)       (50,793)
----------------
                                                                              --------------- ------------------------------

ACCUMULATED DEFICIT                                                             $    (48,293)    $    (2,500)    $  (50,793)
-------------------
                                                                              =============== ==============================


Basic Earnings Per Share                                                        $      (0.01)    $     (0.00)
------------------------

Weighted average number of common shares                                           9,628,584       8,500,000
----------------------------------------


                          The accompanying notes are an integral part of these financial statements.

                                                            F-2



                                                      UNIVERSAL FLIRTS CORP.
                                                   (a development stage company)
                                                 STATEMENT OF STOCKHOLDERS' EQUITY
                                                     As of September 30, 2004






                                                            COMMON         PAR         PAID IN          ACCUM.         TOTAL
                                                            STOCK         VALUE        CAPITAL         DEFICIT         EQUITY
                                                        --------------------------------------------------------------------------
Common stock issued upon incorporation                             200      $ 8,500                      $       -       $  8,500
    of Universal Flirts, Inc. on August 23, 2003

Net income (loss)                                                                                           (2,500)        (2,500)

                                                        --------------------------------------------------------------------------

Balance, December 31, 2003                                         200        8,500              -          (2,500)         6,000

Common stock issued upon incorporation                         500,000          500                                           500
    of Universal Flirts, Corp.  As compensation
    on May 25, 2004 at $0.001 per share

Common stock issued in exchange                                   (200)                                                         -
    of shares with Universal Flirts, Inc.                    8,500,000                                                          -
    and Universal Flirts, Corp.
    effective June 1, 2004 at $0.001 par value
    accounted for as a stock split of 200 shares

Common stock issued as compensation for                        250,000          250         12,250                         12,500
    legal services on June 15, 2004 at $0.05 per share

Common stock issued as compensation for                         18,000           18            882                            900
    consulting services on June 21, 2004 at $0.05


Common stock issued for cash                                 1,471,000        1,471         72,079                         73,550
    June & July, 2004 at $0.05 per share
    in a private placement

Net income (loss)                                                                                          (48,293)       (48,293)

                                                        --------------------------------------------------------------------------

Balance, September 30, 2004                                 10,739,000      $10,739       $ 85,211       $ (50,793)      $ 45,157
                                                        ==========================================================================


                            The accompanying notes are an integral part of these financial statements.

                                                            F-3




                                                       UNIVERSAL FLIRTS CORP.
                                                   (a development stage company)
                                                      STATEMENTS OF CASH FLOWS
                                           For the nine months ending September 30, 2004, from
                                            August 23, 2003 through December 31, 2003 and
                                         from inception (August 23, 2003) through June 30, 2004


                                                                                                                  FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                            6/30/2004       12/31/2003     INCEPTION
------------------------------------
                                                                              --------------- ------------------------------
            Net income (loss)                                                   $    (48,293)   $     (2,500)  $    (50,793)
                                                                              --------------- ------------------------------

            Adjustments to reconcile net income to net cash
              provided by  (used in) operating activities:

            Stock issued as compensation                                              13,900               -         13,900
            Depreciation                                                                  50               -             50
            (Increase) Decrease in accounts receivable                                     -               -              -
            Increase (Decrease) in accounts payable                                        -               -              -
            Increase (Decrease) in accrued expenses                                   10,750           2,500         13,250
                                                                              --------------- ------------------------------

                        Total adjustments to net income                               24,700           2,500         27,200
                                                                              --------------- ------------------------------

            Net cash provided by (used in) operating activities                      (23,593)              -        (23,593)
                                                                              --------------- ------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

            Purchase of computer equipment and software                               (3,039)              -         (3,039)
                                                                              --------------- ------------------------------

            Net cash flows provided by (used in) investing activities                 (3,039)              -         (3,039)
                                                                              --------------- ------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

            Proceeds from stock issuance                                              73,550               -         73,550
                                                                              --------------- ------------------------------

            Net cash provided by (used in) financing activities                       73,550               -         73,550
                                                                              --------------- ------------------------------

CASH RECONCILIATION
-------------------

            Net increase (decrease) in cash                                           46,918               -         46,918
            Cash - beginning balance                                                       -               -              -
                                                                              --------------- ------------------------------

CASH BALANCE                                                                    $     46,918    $          -   $     46,918
------------
                                                                              =============== ==============================


                           The accompanying notes are an integral part of these financial statements.

                                                            F-4


                             UNIVERSAL FLIRTS CORP.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION

Business

Universal Flirts Corp. (the Company), was organized under the laws of the State of Delaware on May 25, 2004 and has adopted a fiscal year ending December 31st. The Company is considered to be in the development stage (a development stage company) since it is devoting substantially all of its efforts to establishing a new business. Its planned principal operations are in the online dating industry. There have been no revenues to date. The Company currently has a web site that it plans to use to generate revenues.

Organization

On June 1, 2004, the Company acquired, in a stock purchase agreement and share exchange, Universal Flirts, Inc. (a New York corporation incorporated on August 22, 2003). The share exchange called for the Company to issue 8,500,000 common shares in exchange for 200 common shares (100%) of Universal Flirts, Inc. The Company makes use of the internet website that Universal Flirts, Inc. has title.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Activities and Operations:

All costs incurred in development activities are charged to operations as incurred. The Company has not produced any revenues from operations.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

                             UNIVERSAL FLIRTS CORP.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS


Accounts Receivable, deposits, Accounts Payable and accrued Expenses:

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Property and Equipment:

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes:

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Stock  Based  Compensation:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk:

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

                             UNIVERSAL FLIRTS CORP.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS


Fair Value of Financial Instruments:

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information whether or not recognized in the balance sheet, where it is practicable to estimate that value. The carrying value of cash, cash equivalents, accounts receivable and notes payable approximates fair value.

Impairment of Long-Lived Assets:

Company's management believes that any evaluation necessitated through the adoption of SFAS 121, "Accounting for the Impairment Long-Lived Assets and for Long-Lived Assets to be Disposed of." will not be material.

Loss Per Common Share:

The Company has adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings per Share". The Statement establishes standards for computing and presenting earnings per share (EPS). It replaced the presentation of primary EPS with a presentation of basic EPS and also requires dual presentation of basic and diluted EPS on the face of the income statement. The statement was retroactively applied to the prior loss per share but did not have any effect. Basic loss per share was computed by dividing the Company's net loss by the weighted average number of common shares outstanding during the period. There is no presentation of diluted loss per share as the effect of common stock options, warrants and convertible debt amount are antidilutive

NOTE 3 - ORGANIZATION COSTS

The requirements set forth in accordance to SOP 98-5. SOP 98-5 requires the costs of organization expenses to be expensed as incurred for fiscal years beginning after December 15, 1998. The organization costs have been expensed accordingly.

                             UNIVERSAL FLIRTS CORP.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - STOCKHOLDERS EQUITY

PREFERRED STOCK:

The Company has authorized 10,000,000 preferred shares with a par value of $.001, none of which are issued or outstanding.

COMMON STOCK:

The Company has authorized 100,000,000 common shares with a par value of $.0001 of which 10,739,000 shares were issued and outstanding.

On May 25, 2004, the Company issued 500,000 common shares as compensation to an Officer of the Company, a value of $500, or $0.001 per share, for the incorporation of the Company. The stock is restricted from sale for one year in accordance with section 144 of the securities act.

On June 1, 2004, the Company issued 8,500,000 common shares in a stock purchase agreement and share exchange. The Company exchanged these shares for 200 common shares (100%) of Universal Flirts, Inc., a New York corporation incorporated on August 22, 2003. The stock is restricted from sale for one year in accordance with section 144 Of the securities act.

During June and July of 2004, the Company issued 1,471,000 shares of its common stock for a consideration of $73,550 cash, or $.05 per share, in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The stock is restricted from sale for one year in accordance with section 144 Of the securities act.

On June 15, 2004 the Company issued 250,000 shares of common stock to Anslow & Jaclin, LLP for legal services for a value of $12,500, or $0.05 per share. The stock is restricted from sale for one year in accordance with section 144 of the securities act.

On June 21, 2004 the Company issued 5,000 shares of common stock to Judy Alpert, 8,000 shares to Mark Belletiere and 5,000 shares to David Liss for consulting services. These 18,000 common shares were issued for a value of $900, or $0.05 per share. The stock is restricted from sale for one year in accordance with section 144 of the securities act.

NOTE 5 - CONFLICTS OF INTEREST

Certain conflicts of interest have existed and will continue to exist between management, their affiliates and the Company. Management have other interests including business interests to which they devote their primary attention. Management may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company and in addition, management may negotiate an acquisition resulting in a conflict of interest.

NOTE 6 - CASH FLOW STATEMENT DISCLOSURE

The Company did not pay in cash any income tax or interest on debt financing. Non-cash transactions included the issuance of 500,000 common shares of the Company's stock in consideration for services and the issuance of 8,500,000 Common shares in the acquisition of Universal Flirts, Inc.

                             UNIVERSAL FLIRTS CORP.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 - LITIGATION, CONTINGENCIES, OPERATING AND CAPITAL LEASES

From time to time in the normal course of business the Company may be involved in litigation. The Company's management is not aware of any asserted or unasserted claims and therefore feels any such proceedings to have an immaterial effect on the financial statements.

The Company's management has not bound the Company with any contingencies other than those through the normal course of business.

The Company has no operating or capital leases, but will account for such leases in accordance with Generally Accepted Accounting Principles when entered into which would require operating leases to be expensed and capital leases to be capitalized and amortized over the lease term.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has no revenue from operations and limited financing. The Company's continued existence is dependent upon its ability to meet its financing requirements on a continuing basis, and to succeed in its future operations. The financial statements do not include any adjustments that might result from this uncertainty.

Because of uncertainties surrounding the Company's development and limited operating history, management anticipates incurring development stage losses in the foreseeable future. Management's ability to achieve the Company's business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. Management believes that the Company has sufficient cash to meet the minimum development and operating costs for the next 12 months. The Company will need to raise additional capital to continue operations past 12 months, and there is no assurance that the Company will be successful in raising the needed capital.

                             UNIVERSAL FLIRTS, CORP.
                          1,939,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission           $                 12.28
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $             10,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             20,012.28


All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Universal Flirts, Inc. was incorporated in the State of Delaware on May 25, 2004 and 500,000 shares were issued to Darrell Lerner in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Darrell Lerner as founders shares. On June 1, 2004, we issued a total of 8,500,000 shares of our common stock to Darrell Lerner. Such shares were issued pursuant to the Stock Purchase Agreement and Share Exchange between us and Universal Flirts, Inc. and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Lerner had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 15, 2004, we issued 250,000 shares to Anslow & Jaclin, LLP as payment for legal services provided to us, and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anslow & Jaclin, LLP had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 21, 2004, we issued 5,000 shares to Judy Alpert, 8,000 shares to Mark Belletiere, and 5,000 shares to David Liss for consulting services. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Judy Alpert, Mark Belletiere, and David Liss had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 1,471,000 shares of our common stock to 41 shareholders at a price per share of $.05 for an aggregate offering price of $73,550.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

AM&PM, LLC                             5,000
Melvin Bernstein                      10,000
Alison Bernstein                      90,000
Alice Bolocan                         20,000
David Bolocan                         10,000
Angela Cipriano                        5,000
Rodney Cutler                         20,000
Gregory Frantz                         5,000
David Gavrin                          50,000
Drew Goldberg                         60,000
Alan Golomb                           10,000
Emily Hamamoto                        20,000
Michael Hartman                       40,000
Thelma Hartman                        40,000
Robert Hartman                        40,000
Danielle Hartman                      40,000
Mary Hartman                          40,000
Cynthia A. Indelicato                  5,000
William & Shirley Lau                 10,000
Philip D. Mazzella                     8,000
Andrew Meyers                          5,000
Martin Miller                         90,000
Dolores Miller                       100,000
Juan C. Morales                        5,000
Dolores Miller a/c/f
Dillion Engel                          5,000
Karen Pasteressa a/c/f
Samantha Pasteressa                    5,000
Roberta and Robert Riesenberg        100,000
Sheldon Shalom                        10,000
Victor Shalom                          5,000
Cecilia Soh                           10,000
James Supple                         180,000
Mary Supple                           20,000
Beth Sussman                         100,000
Meg Sussman                          100,000
Amy Sussman                          100,000
Billy Tsim, Tak Piu                   10,000
Eric Tjaden                            8,000
James Tubbs                           40,000
Richard V. Volpe                       5,000
Jeffrey Wenzel                        40,000
Richard J. Zapolski                    5,000


The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in June 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.


We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------

3.1                      Articles of Incorporation *
3.2                      By-Laws *
4.1                      Specimen Stock Certificate
5.1                      Opinion of Anslow & Jaclin, LLP

10.1                     Stock Purchase Agreement and Share Exchange *
21                       Subsidiaries *
23.1                     Consent of Gately & Associates
23.2                     Consent of Counsel, as in Exhibit 5.1

*    Filed with the original Form SB-2 on July 28, 2004 (SEC File No.
     333-117718)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Roslyn

Heights, State of New York on October 19, 2004.





                     By:  /s/ Darrell Lerner
                     ---------------------------------
                              DARRELL LERNER
                              President, Chief Executive Officer,
                              Chief Financial Officer and
                              Chairman of the Board of Directors


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph Hess, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Darrell Lerner         President, Chief Executive Officer,
------------------------       Chief Financial Officer and
        Darrell Lerner         Chairman of the Board of Directors


Dated: October 19,  2004